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                           CHARTER MEDICAL CORPORATION
                           DIRECTORS' UNIT AWARD PLAN


     1. PURPOSE. The purpose of the Charter Medical Corporation Directors' Unit Award Plan is to provide an incentive and a means of encouraging stock ownership by non-employee directors.

     2.   DEFINITIONS.   The following terms shall have the following meanings:

          "Award" means the grant of a number of Units to a Participant.

          "Board" means the Board of Directors of the Corporation.

          "Committee" means the Compensation Committee of the Board or any other committee of the Board that is authorized by the Board to administer the Plan.

          "Common Stock" means the $0.25 par value common stock of the Corporation.

          "Corporation" means Charter Medical Corporation, a Delaware corporation.

          "Unit" means a unit of measurement equivalent to one share of Common Stock (without any adjustment pursuant to Sections 10 or 12), with none of the attendant rights of a holder of such stock, such as, but not limited to, the right to vote such stock and the right to receive dividends thereon.

          "Director" means a member of the Board.

          "Disability" means a physical or mental condition that would qualify the Participant for disability benefits under the long-term disability plan of the Corporation if the Participant were an employee of the Corporation.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Participant" means a non-employee Director of the Corporation who participates in the Plan in accordance with Section 5.

          "Plan" means the Charter Medical Corporation Directors' Unit Award
     Plan.

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     3.   ADMINISTRATION.  The Plan is intended to be self-executing.  To the extent the Plan or any provision of the Plan needs to be construed or interpreted, the Committee shall construe or interpret the Plan; and any such construction or interpretation of the Plan or of any Award made under the Plan shall be final, conclusive and binding on the Corporation and each Participant.

     4. ELIGIBILITY. Members of the Board of Directors who are not employees of the Corporation or any subsidiary shall be granted Awards of Units under and pursuant to the terms of the Plan.

     5. AWARDS OF UNITS. Each eligible Participant shall be granted, on the later of February 18, 1994, or the date he or she first becomes a non-employee Director, an Award of 2,500 Units, for so long as Units are available under the Plan. Units shall not be awarded after February 18, 1998. Units shall be evidenced solely by a letter from the Corporation to the Participant stating that 2,500 Units have been awarded to the Participant under the Plan and shall not be represented by any stock certificate, agreement or other document that creates any obligation on the part of the Corporation other than as are specifically provided in the Plan.

     6. MAXIMUM NUMBER OF UNITS AVAILABLE FOR AWARDS. The maximum aggregate number of Units awarded under the Plan shall not exceed 15,000.

     7. VESTING. Units awarded under the Plan shall vest on the date the Participant ceases to be a non-employee Director of the Corporation, subject to adjustment as follows:

          (a) IF a Participant ceases to be a non-employee Director of the Corporation prior to the fifth anniversary of the Award of Units to such Participant due to voluntary resignation as a Director, voluntary decision not to stand for reelection or removal as a Director by the stockholders for a cause, THEN the number of Units vested in such Participant shall be the product of 500 times the number of anniversary dates of the Award of Units to such Participant that occur prior to such Participant's ceasing to be a non-employee Director of the Corporation.

          (b) IF a Participant ceases to be a non-employee Director of the Corporation prior to the fifth anniversary of the Award of Units to such Participant due to such Participant's becoming an employee of the Corporation or any subsidiary of the Corporation, THEN the number of Units vested in such Participant shall be the product of 500 times the number of anniversary dates of the Award of Units to

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     Participant that occur prior to the date such Participant becomes an employee of the Corporation or any subsidiary.

     If a Participant ceases to be a non-employee Director of the Corporation prior to the fifth anniversary of the Award of Units to such Participant for any reason other than those stated in (a) and (b) above, including but not limited to death or Disability of the Participant, then the number of Units vested in such Participant on the date the Participant ceases to be a non-employee Director of the Corporation shall be the number of Units awarded to such Participant.

     8. SETTLEMENT OF UNITS. Within thirty days after a Participant becomes vested in the number of Units provided by the vesting provisions of Section 7, the Corporation shall settle the Units by issuing and delivering to the Participant a certificate for a number of shares of the Corporation's Common Stock equal to the number of Units vested in such Participant pursuant to the vesting provisions of Section 7. The number of shares of Common Stock payable in settlement of Units shall be subject to adjustment pursuant to the provisions of Sections 10 and 12. The shares of Common Stock issued by the Corporation in settlement of Unit may, at the election of the Corporation, be either shares of Common Stock held in treasury or authorized but unissued shares of Common Stock; provided, however, that the Corporation shall not be required to reserve out of its authorized but unissued shares of Common Stock any shares of Common Stock for issuance upon settlement of Units under the Plan.

     9. UNSECURED CREDITOR STATUS. A Participant shall have no right, title or interest whatsoever in or to any assets of the Corporation as a result of being granted Units under the Plan. To the extent that any person acquires the right to have Units settled by the Corporation under the Plan, such rights shall be no greater than the right of an unsecured general creditor of the Corporation.

     10. CHANGE IN CAPITALIZATION. If after February 18, 1994, the Common Stock should, as a result of a stock split or stock dividend, combination of shares, recapitalization or other change in the capital structure of the Corporation or exchange of Common Stock for other securities by reclassification or otherwise, be increased or decreased or changed into, or exchanged for, a different number or kind of shares or other securities of the Corporation, or any other corporation, then the number of shares issuable upon settlement of Units shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent dilution of or increase in the rights granted to, or available for, Participants.

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     11.  FRACTIONAL SHARES.  If any provision of this Plan would create upon vesting pursuant to Section 7 a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded.

     12. SUCCESSOR CORPORATION. If the Corporation is merged or consolidated with another corporation or other legal entity and the Corporation is not the surviving corporation or legal entity, or in the event all or substantially all of the property or Common Stock of the Corporation is acquired by another corporation or legal entity, or in case of a dissolution, reorganization or liquidation of the Corporation, the Board of Directors of the Corporation, or the board of directors or governing body of any corporation or other legal entity assuming the obligations of the Corporation hereunder, shall either:
(i) make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan it may enter into or adopt to effect any of the foregoing transactions; or (ii) upon written notice to each Participant, provide that all Units, whether or not vested, shall be settled by the Corporation within thirty days of the date of such notice.

     13. NON-ALIENATION OF BENEFITS. Except insofar as applicable law may otherwise require, (i) no Units awarded or Common Stock deliverable (but not yet delivered) to any Participant at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and
(ii), to the fullest extent permitted by law, the Plan shall in no manner be liable for, or subject to, claims, liens, attachments or other like proceedings or the debts, liabilities, contracts, engagements, or torts of any Participant or beneficiary. Nothing in this Section 13 shall prevent a Participant's rights and interests under the Plan from being transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or ERISA; provided, however, that no transfer by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished before or after the death of such Participant with a copy of such will or such other evidence as the Corporation may deem necessary to establish the validity of the transfer.

     14. LISTING AND QUALIFICATION OF SHARES. The Corporation, in its discretion, may postpone the issuance or delivery of shares of Common Stock until completion of any stock exchange listing, or other qualification or registration of such shares under any state or federal law, rule or regulation, as the Corporation may consider appropriate, and may require any Participant to make such

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representations, including, but not limited to, a written representation that the shares are to be acquired for investment and not for resale or with a view to the distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations. The Corporation may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

     15. TAXES. The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld upon settlement of Units under the Plan, including, but not limited to, requiring a Participant, beneficiary or legal representative to pay to the Corporation the amount required to be withheld as a condition of delivering shares of Common Stock.

     16. NO LIABILITY OF DIRECTORS. No member of the Board or Committee shall be personally liable by reason of any contract or other instrument executed by such member on his behalf in his capacity as a member of the Board or Committee, nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each employee, officer and Director of the Corporation, to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan to the fullest extent permitted or required by the Corporation's governing instruments and, in addition, to the fullest extent of any applicable insurance policy purchased by the Corporation.

     17. AMENDMENT OR TERMINATION. This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the stockholders of the Corporation: (1) if stockholder approval of such amendment is required for continued compliance with Rule 16b-3 of the Exchange Act, or (2) if stockholder approval of such amendment is required by any other applicable laws or regulations or by the rules of any stock exchange as long as the Common Stock is listed for trading on such exchange. The Corporation also may suspend the awarding of Units under this Plan at any time and may terminate this Plan at any time; provided, however, the Corporation shall not have the right to modify, amend or cancel any Award granted before such suspension or termination unless
(1) the Participant consents in

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writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Corporation or a transaction described in
Section 12 of this Plan.

     18. CAPTIONS. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not, in any manner, define or limit the scope or intent of any provisions of the Plan.

     19. GOVERNING LAW. The Plan and all rights thereunder shall be governed by, and construed in accordance with, the laws of the State of Georgia, without reference to the principles of conflicts of law thereof.

     20. EXPENSES. All expenses of administering the Plan shall be borne by the Corporation.

     21. EFFECTIVE DATE. The Plan shall be effective as of the date of its adoption by the Board, subject to approval of this Plan by the stockholders of the Corporation after the date of its adoption in accordance with the requirements of Rule 16b-3 under the Exchange Act.

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